Exhibit 99.1

Press release

RBC Bearings Incorporated Announces Fiscal 2019 Third Quarter Results

Oxford, CT – February 5, 2019 – RBC Bearings Incorporated (Nasdaq: ROLL), a leading international manufacturer of highly-engineered precision bearings and components for the industrial, defense and aerospace industries, today reported results for the third quarter of fiscal year 2019.

Highlights for the Third Quarter Fiscal 2019

-	Organic Net Sales up 6.5% Year-Over-Year

-	Gross Margin percentage 39.7% up from 38.8% Last Year

-	Adjusted Operating Income 21.4% up from 20.6% Last Year

-	Adjusted Fully Diluted EPS $1.15 up from $1.05 Last Year

Third Quarter Highlights

	Fiscal 2019		Fiscal 2018		Change
($ in millions)	GAAP	Adjusted (1)	GAAP	Adjusted (1)	GAAP	Adjusted (1)
Net sales	$171.5	$171.5	$166.9	$166.9	2.8%
Gross margin	$68.1	$68.1	$64.8	$64.8	5.2%
Gross margin %	39.7%	39.7%	38.8%	38.8%
Operating income	$19.8	$36.6	$33.3	$34.4	-40.4%	6.6%
Operating income %	11.6%	21.4%	19.9%	20.6%
Net income	$16.2	$28.5	$23.8	$25.7	-32.1%	10.8%
Diluted EPS	$0.65	$1.15	$0.97	$1.05	-33.0%	9.5%
(1) Results exclude items in reconciliation below.

Nine Month Highlights

	Fiscal 2019		Fiscal 2018		Change
($ in millions)	GAAP	Adjusted (1)	GAAP	Adjusted (1)	GAAP	Adjusted (1)
Net sales	$520.4	$520.4	$495.1	$495.1	5.1%
Gross margin	$203.7	$203.7	$188.7	$188.7	7.9%
Gross margin %	39.1%	39.1%	38.1%	38.1%
Operating income	$91.7	$108.5	$90.7	$98.3	1.1%	10.4%
Operating income %	17.6%	20.9%	18.3%	19.8%
Net income	$73.8	$86.8	$60.5	$67.9	22.0%	27.8%
Diluted EPS	$2.99	$3.52	$2.49	$2.79	20.1%	26.2%
(1) Results exclude items in reconciliation below.

“Our third quarter results reflect solid organic net sales and gross margin improvements across the organization, setting the stage for a strong end to fiscal 2019,” said Dr. Michael J. Hartnett, Chairman and Chief Executive Officer.

Third Quarter Results

Net sales for the third quarter of fiscal 2019 were $171.5 million, an increase of 2.8% from $166.9 million in the third quarter of fiscal 2018. Excluding the RBC Canada operation, which was restructured in the second quarter of fiscal 2018, and the Miami division, which was sold in November 2018, organic net sales increased 6.5% year-over-year. Net sales for the aerospace markets increased 0.7% in total and 6.4% on an organic basis. Industrial market sales grew 6.2% in total and 6.7% on an organic basis. Gross margin for the third quarter of fiscal 2019 was $68.1 million compared to $64.8 million for the same period last year. Gross margin as a percentage of net sales was 39.7% in the third quarter of fiscal 2019 compared to 38.8% for the same period last year.

SG&A for the third quarter of fiscal 2019 was $29.1 million, an increase of $0.9 million from $28.2 million for the same period last year. The increase was primarily due to higher personnel-related expenses of $0.2 million, $0.6 million of additional share-based compensation and other items of $0.1 million. As a percentage of net sales, SG&A was 17.0% for the third quarter of fiscal 2019 compared to 16.9% for the same period last year.

Other operating expenses for the third quarter of fiscal 2019 totaled $19.1 million compared to $3.3 million for the same period last year. For the third quarter of fiscal 2019, other operating expenses consisted primarily of $16.8 million of expenses related to the sale of the Miami division and $2.4 million in amortization of intangible assets offset by $0.1 million of other income. For the third quarter of fiscal 2018, other operating expenses were comprised mainly of $1.1 million related to restructuring of the RBC Canada operation and $2.3 million of amortization of intangible assets, partially offset by $0.1 million of other income.

Operating income for the third quarter of fiscal 2019 was $19.8 million compared to operating income of $33.3 million for the same period last year. Excluding costs associated with the sale of the Miami division in the third quarter of fiscal 2019, adjusted operating income for the third quarter of fiscal 2019 was $36.6 million. Excluding costs associated with the restructuring of our Canada operation in fiscal 2018, adjusted operating income for the third quarter of fiscal 2018 was $34.4 million. Adjusted operating income as a percentage of net sales was 21.4% for the third quarter of fiscal 2019 compared to an adjusted 20.6% for the same period last year.

Interest expense, net was $1.2 million for the third quarter of fiscal 2019 compared to $1.8 million for the same period last year.

Income tax expense for the third quarter of fiscal 2019 was $2.8 million compared to $7.5 million for the same period last year. The effective income tax rate for the third quarter of fiscal 2019 was 15.0% compared to 23.9% for the same period last year. The reduction in the effective income tax rate primarily reflects the net benefits of the Tax Cuts and Jobs Act, $4.0 million of benefit associated with the sale of the Miami division, $1.5 million of discrete tax benefit due to a decrease in reserves for unrecognized tax positions pertaining primarily to the statute of limitations expiration of items associated with the consolidation and restructuring of the Company’s U.K. manufacturing facility, offset by $0.9 million of tax withholding associated with the repatriation of cash from our foreign operations, and $0.6 million of benefit associated with share-based compensation compared to $1.2 million of share-based compensation benefit for the same period last year.

Net income for the third quarter of fiscal 2019 was $16.2 million compared to $23.8 million for the same period last year. On an adjusted basis, net income was $28.5 million for the third quarter of fiscal 2019, compared to $25.7 million for the same period last year.

Diluted EPS for the third quarter of fiscal 2019 was $0.65 per share compared to $0.97 per share for the same period last year. On an adjusted basis, diluted EPS for the third quarter of fiscal 2019 was $1.15 per share compared to an adjusted diluted EPS of $1.05 per share for the same period last year, an increase of 9.5%.

Backlog as of December 29, 2018 was $428.2 million compared to $392.5 million as of December 30, 2017.

Intercompany Dividend Schaublin Holdings SA to Roller Bearing Company of America, Inc.

In December 2018, the Company transferred $28.0 million of cash from its Switzerland Division to its U.S. Division in the form of an intercompany dividend. Associated with this dividend was a net tax withholding of $0.9 million.

Sale of the Avborne Accessory Group, Inc. - Miami division

In the third quarter of fiscal 2019, the Company sold its subsidiary, Avborne Accessory Group, Inc., located in Miami, FL for approximately $22.3 million, subject to a final working capital adjustment. Prior to the sale, the Company spun off the Avborne Accessory Group, Inc. – Franklin, IN division into a separate legal entity, which the Company retained. The Company recorded an after-tax loss of $12.8 million, comprised of $22.3 million of proceeds received, less $12.0 million in net assets and transaction expenses, and a write-off of $27.1 million in goodwill and intangibles, offset by a $4.0 million tax benefit. In fiscal 2019 the Miami division contributed $11.3 million in net sales and $0.1 million in operating income through the close date of the sale on November 28, 2018.

Outlook for the Fourth Quarter Fiscal 2019

The Company expects net sales to be approximately $178.0 million to $180.0 million in the fourth quarter of fiscal 2019.

Live Webcast

RBC Bearings Incorporated will host a webcast at 11:00 a.m. ET today to discuss the quarterly results. To access the webcast, go to the investor relations portion of the Company’s website, www.rbcbearings.com, and click on the webcast icon. If you do not have access to the Internet and wish to listen to the call, dial 844-419-1755 (international callers dial 216-562-0468) and provide conference ID # 5770536. An audio replay of the call will be available from 1:30 p.m. ET February 5th, 2019 until 12:30 p.m. ET February 12th, 2019. The replay can be accessed by dialing 855-859-2056 (international callers dial 404-537-3406) and providing conference call ID # 5770536. Investors are advised to dial into the call at least ten minutes prior to the call to register.

Non-GAAP Financial Measures

In addition to disclosing results of operations that are determined in accordance with U.S. generally accepted accounting principles (GAAP), this press release also discloses non-GAAP results of operations that exclude certain items. These non-GAAP measures adjust for items that Management believes are unusual. Management believes that the presentation of these non-GAAP measures provides useful information to investors regarding the Company’s results of operations, as these non-GAAP measures allow investors to better evaluate ongoing business performance. Investors should consider non-GAAP measures in addition to, not as a substitute for, financial measures prepared in accordance with GAAP. A reconciliation of the non-GAAP measures disclosed in this press release with the most comparable GAAP measures are included in the financial table attached to this press release.

About RBC Bearings

RBC Bearings Incorporated is an international manufacturer and marketer of highly engineered precision bearings and components. Founded in 1919, the Company is primarily focused on producing highly technical or regulated bearing products and components requiring sophisticated design, testing and manufacturing capabilities for the diversified industrial, aerospace and defense markets. The Company is headquartered in Oxford, Connecticut.

Safe Harbor for Forward Looking Statements

Certain statements in this press release contain “forward-looking statements.” All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including the following: the section of this press release entitled “Outlook”; any projections of earnings, revenue or other financial items relating to the Company, any statement of the plans, strategies and objectives of management for future operations; any statements concerning proposed future growth rates in the markets we serve; any statements of belief; any characterization of and the Company’s ability to control contingent liabilities; anticipated trends in the Company’s businesses; and any statements of assumptions underlying any of the foregoing. Forward-looking statements may include the words “may,” “would,” “estimate,” “intend,” “continue,” “believe,” “expect,” “anticipate,” and other similar words. Although the Company believes that the expectations reflected in any forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties beyond the control of the Company. These risks and uncertainties include, but are not limited to, risks and uncertainties relating to general economic conditions, geopolitical factors, future levels of general industrial manufacturing activity, future financial performance, market acceptance of new or enhanced versions of the Company’s products, the pricing of raw materials, changes in the competitive environments in which the Company’s businesses operate, the outcome of pending or future litigation and governmental proceedings and approvals, estimated legal costs, increases in interest rates, tax legislation and changes, the Company’s ability to meet its debt obligations, the Company’s ability to acquire and integrate complementary businesses, and risks and uncertainties listed or disclosed in the Company’s reports filed with the Securities and Exchange Commission, including, without limitation, the risks identified under the heading “Risk Factors” set forth in the Company’s most recent Annual Report filed on Form 10-K. The Company does not intend, and undertakes no obligation, to update or alter any forward-looking statements.

Contacts

RBC Bearings

Ernest Hawkins

203-267-5010

Ehawkins@rbcbearings.com

Alpha IR Group

Michael Cummings

617-461-1101

investors@rbcbearings.com

RBC Bearings Incorporated

Consolidated Statements of Operations

(dollars in thousands, except share and per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	December 29,	December 30,	December 29,	December 30,
	2018	2017	2018	2017

Net sales	$171,453	$166,858	$520,354	$495,072
Cost of sales	103,326	102,086	316,669	306,366
Gross margin	68,127	64,772	203,685	188,706

Operating expenses:
Selling, general and administrative	29,142	28,162	88,043	83,535
Other, net	19,147	3,328	23,922	14,493
Total operating expenses	48,289	31,490	111,965	98,028

Operating income	19,838	33,282	91,720	90,678

Interest expense, net	1,197	1,761	4,354	5,704
Other non-operating (income) expense	(386)	185	984	939
Income before income taxes	19,027	31,336	86,382	84,035
Provision for income taxes	2,849	7,504	12,626	23,571
Net income	$16,178	$23,832	$73,756	$60,464

Net income per common share:
Basic	$0.66	$0.99	$3.03	$2.53
Diluted	$0.65	$0.97	$2.99	$2.49

Weighted average common shares:
Basic	24,457,555	23,985,925	24,308,029	23,912,474
Diluted	24,800,647	24,446,115	24,693,015	24,322,165

	Three Months Ended		Nine Months Ended
Reconciliation of Reported Operating Income to	December 29,	December 30,	December 29,	December 30,
Adjusted Operating Income:	2018	2017	2018	2017

Reported operating income	$19,838	$33,282	$91,720	$90,678
Net loss on sale of Miami Division	16,802	—	16,802	—
Integration and restructuring	—	1,091	—	7,585
Adjusted operating income	$36,640	$34,373	$108,522	$98,263

Reconciliation of Reported Net Income and Net Income	Three Months Ended		Nine Months Ended
Per Common Share to Adjusted Net Income and	December 29,	December 30,	December 29,	December 30,
Adjusted Net Income Per Common Share:	2018	2017	2018	2017

Reported net income	$16,178	$23,832	$73,756	$60,464
Net loss on sale of Miami Division (1)	12,754	—	12,754	—
Integration and restructuring (1)	—	1,091	—	6,668
Foreign exchange translation loss (gain) (1)	(58)	(47)	(48)	150
TCJA repatriation transition tax	—	9,491	—	9,491
TCJA revaluation of deferred tax liabilities	—	(8,708)	—	(8,708)
Loss on extinguishment of long term debt (1)	—	—	815	—
Withholding tax associated with repatriation of cash	943	—	943	—
Discrete tax reserve loss (benefit)	(1,347)	45	(1,420)	(137)
Adjusted net income	$28,470	$25,704	$86,800	$67,928
(1) After tax impact.

Adjusted net income per common share:
Basic	$1.16	$1.07	$3.57	$2.84
Diluted	$1.15	$1.05	$3.52	$2.79

Weighted average common shares:
Basic	24,457,555	23,985,925	24,308,029	23,912,474
Diluted	24,800,647	24,446,115	24,693,015	24,322,165

RBC Bearings Incorporated

Consolidated Statements of Operations

(dollars in thousands, except share and per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	December 29,	December 30,	December 29,	December 30,
Segment Data, Net External Sales:	2018	2017	2018	2017

Plain bearings segment	$79,306	$69,764	$235,311	$214,809
Roller bearings segment	34,841	32,485	107,711	96,215
Ball bearings segment	16,720	16,496	52,832	48,756
Engineered products segment	40,586	48,113	124,500	135,292
	$171,453	$166,858	$520,354	$495,072

	Three Months Ended		Nine Months Ended
	December 29,	December 30,	December 29,	December 30,
Selected Financial Data:	2018	2017	2018	2017

Depreciation and amortization	$7,310	$6,958	$22,262	$21,196

Share-based stock compensation expense	$3,904	$3,267	$11,709	$9,897

Adjusted operating income plus depreciation/amortization plus incentive stock compensation expense	$47,854	$44,598	$142,493	$129,356

Cash provided by operating activities	$21,148	$28,534	$79,013	$92,496

Capital expenditures	$11,459	$7,875	$29,205	$20,542

Total debt			$114,551	$197,953

Cash and short-term investments			$81,697	$43,822

Total debt minus cash and short-term investments			$32,854	$154,131

Repurchase of common stock			$4,711	$4,933

Backlog			$428,231	$392,462

*The Company retrospectively adopted ASU No. 2017-07, “Compensation – Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost” on April 1, 2018. The adoption of this ASU resulted in the reclassification of $159 of net periodic benefit cost from compensation costs ($107 included within cost of sales and $52 within other, net) to other non-operating expense on the consolidated statement of operations for the three-month period ended December 30, 2017 and $477 of net periodic benefit cost from compensation costs ($321 included within cost of sales and $156 within other, net) to other non-operating expense on the consolidated statement of operations for the nine-month period ended December 30, 2017.